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                                                                    Exhibit 23.1



                   Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Registration Statement File No. 333-49397.



                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
August 13, 1998